UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28,2003

CEATECH USA, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	0-25868	84-1293167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Bishop Street, Suite 303 Honolulu, HI	96813
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (808) 836-3707

(Former name-Controlled Environment Aquaculture Technology, Inc.)

ITEM 4. Changes in Issuer's Certifying Accountant

On July 28, 2003, PricewaterhouseCoopers LLP ("PWC") resigned as the independent accountatns for Ceatech USA, Inc. (the "Company").

PWC's reports on the Company's consolidated financial statements as of and for the years ended January 31, 2003 and January 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that both reports included a separate paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern.

In connection with its audits for the two most recent fiscal years and through July 28, 2003, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC, would have caused them to make reference thereto in their reports on the financial statements for such years.

Pursuant to Item 304 (a) (3) of Regulation S-K, the Company has requested that PWC provide a letter addressed to the Securities & Exchange Commission stating whether or not PWC agrees with the above statements. A copy of the letter, dated July 31, 2003, is filed as Exhibit 16.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEATECH USA, INC.

By:/S/ EDWARD T. FOLEY

Edward T. Foley

Executive Vice President and Chief Financial Officer

(principal financial and accounting officer)

Date: August 4, 2003

July 31, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Ceatech USA, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 28, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PRICEWATERHOUSECOOPERS LLP